QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10

JOB TERMINATION BENEFITS AGREEMENT
AND GENERAL RELEASE

        THIS BENEFITS AGREEMENT AND GENERAL RELEASE (hereinafter referred to as "Agreement") is made and entered into by and between James Matthews (hereinafter referred to as "Employee"), and Georgia Gulf Corporation, its wholly owned subsidiaries and affiliated entities (including, but not limited to, Royal Group, Inc., and Georgia Gulf Corporation), and their present and former officers, directors, employees, attorneys, representatives, agents, and assigns (hereinafter collectively referred to as "Company").

W I T N E S S E T H:

        WHEREAS, Employee is currently employed and has been employed by the Company in the position of Vice President in Atlanta, GA, and

        WHEREAS, the Company intends to terminate the employment of Employee on December 31, 2007 ("Termination Date"); and

        WHEREAS, under the terms and conditions hereinafter set forth, the Company desires to provide Employee with certain benefits in addition to those to which he would be entitled under the Company's existing policies; and

        WHEREAS, the Company and Employee desire to memorialize the benefits to be provided by the Company, and also resolve, settle and release each other from all matters or differences that exist or may exist between them, including but not limited to any matters or differences that might arise out of or relate to Employee's employment with the Company;

        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Company hereby agree as follows:

1.

          (a)   Employee's employment with the Company will terminate on the Termination Date;

          (b)   Employee shall be not be required to physically report to work but will be reasonably available to advise and consult on matters as required;

          (c)   Expressly subject to this Agreement becoming binding upon Employee pursuant to paragraph 3 of this Agreement, Company agrees:

              (i)  Employee shall be paid his current salary semi-monthly through said Termination Date;

             (ii)  Employee shall receive Company-paid medical, dental, and vision coverage (as currently selected by Employee) through said Termination Date;

            (iii)  Employee shall receive a Profit Sharing bonus payment based on the terms of the program, if at least the minimum Profit Target is attained, as if he had been actively at work through said Termination Date;

            (iv)  Within thirty days following the Termination Date, Employee shall be paid for all vacation earned in calendar year 2006 and not taken in 2007;

             (v)  Within thirty days following the Termination Date, Employee shall be paid for all vacation accrued during calendar year 2007;

            (vi)  Employee shall be paid, as and when they become due, all of Employee's retirement benefits calculated as of the Termination Date in accordance with the terms of the underlying Plan(s); and

           (vii)  Employee's rights and obligations under all nonqualified stock option agreements, restricted shares agreements and restricted share units agreements shall remain in full force and effect in accordance with their terms.

2.

        As a material consideration for the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulations, or ordinance, including, without limitation:

          (1)   Title VII of the Civil Rights Act of 1964, as amended (relating to race, color, religion, sex and national origin discrimination);

          (2)   42 U.S.C. §§ 1981 and 1981a (discrimination);

          (3)   The Age Discrimination in Employment Act, 29 U.S.C. §§ 621 et. seq. (relating to age discrimination);

          (4)   The Equal Pay Act, 29 U.S.C. § 206(d)(1);

          (5)   § 503 of the Rehabilitation Act of 1973; and

          (6)   The Americans with Disabilities Act, 42 U.S.C. §12.101 et seq. (relating to disability discrimination),

which Employee now or heretofore has, owns, or holds, or claims to have, own or hold, or which arises out of acts or omissions that occur prior to the execution hereof.

3.

        This Agreement was presented to Employee for his review and consideration on July 19, 2007 ("Review Date"). Employee has twenty-one (21) calendar days following the Review Date to review, consider and sign this Agreement. Company reserves the right to cancel or amend this Agreement any time before Employee delivers acceptance hereof to Company. Unless otherwise cancelled or amended, if Employee does not return this Agreement fully executed within twenty-one (21) days of the Review Date, any offer implied by the presentation of this Agreement for his review and consideration is withdrawn in its entirety at that time. For a period of seven (7) calendar days following his execution of this Agreement, Employee may revoke this Agreement only by giving the Company formal, written notice of his revocation of this Agreement, to be received by the Company by the close of business on the seventh (7th) day following Employee's execution of this Agreement. This Agreement shall not become effective in any respect until the revocation period has expired without notice of Revocation. In the absence of Employee's revocation of this Agreement, the eighth (8th) day after Employee's execution of this Agreement shall be the "Effective Date" of this Agreement, at which time the rights of all parties under this Agreement become fully enforceable, final and binding in all respects.

4.

        This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees or its agents.

5.

        EMPLOYEE REPRESENTS AND AGREES THAT HE HAS BEEN ADVISED OF AND FULLY UNDERSTANDS HIS RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH HIS PRIVATE ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; THAT TO THE EXTENT, IF ANY, THAT HE DESIRED, HE HAS AVAILED HIMSELF OF THIS RIGHT; THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, AND THAT HE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

6.

        The provisions of this Agreement are severable and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

7.

        Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

8.

        This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the state of Georgia. Any dispute arising out of, related to, or regarding any aspect of this Agreement, its subject-matter, or any act which allegedly has or would violate any provision of this Agreement ("arbitrable dispute") will be submitted to arbitration in Atlanta, GA before an experienced employment arbitrator licensed to practice law in Georgia and selected in accordance with the rules of the Center for Public Resources, as the exclusive forum and venue for such claim or dispute. Should any party to this Agreement hereafter institute any legal action (other than to enforce arbitration or an arbitral award) against the other party, the non-initiating party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

9.

        This Agreement sets forth the entire agreement between the parties hereto. This Agreement may not be changed orally, but only by a writing signed by the parties hereto.

        Executed at Atlanta, GA this 25 day of July, 2007.

s/James T. Matthews
Employee Signature

        Executed at Atlanta, GA this 31 day of July, 2007

s/James L. Worrell
GEORGIA GULF CORPORATION on behalf of itself and its wholly owned subsidiaries and affiliated entities By: James L. Worrell Name: James L. Worrell Title: Vice President—Human Resources

QuickLinks

  Exhibit 10
JOB TERMINATION BENEFITS AGREEMENT AND GENERAL RELEASE